Exhibit 32

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with this quarterly report on Form 10-Q of OpenTV Corp. for the period ended March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof, each of the undersigned officers of OpenTV Corp. certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his respective knowledge:

(1) this quarterly report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of OpenTV Corp.

Date: May 11, 2009	By:	/s/ Nigel W. Bennett
Nigel W. Bennett Chief Executive Officer

Date: May 11, 2009	By:	/s/ Shum Mukherjee
Shum Mukherjee Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, has been provided to OpenTV Corp. and will be retained by OpenTV Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.